Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Completes Acquisition of NII FPG Company’s
Forest Products Business

WESTFORD, Mass., July 5, 2017 - Kadant Inc. (NYSE: KAI) announced today the completion of its acquisition of the forest products business of NII FPG Company, a global leader in the design and manufacture of equipment used by sawmills, veneer mills, and other manufacturers in the forest products industry, for approximately $173 million, net of cash acquired, subject to a post-closing adjustment. The transaction was financed through borrowings under the Company’s revolving credit facility. The business will be integrated into Kadant’s Wood Processing Segment.

“We are pleased to complete this transaction and welcome our new colleagues from NII FPG to the Kadant family,” said Jonathan Painter, president and chief executive officer of Kadant. “With NII FPG’s leading position in its markets and a strong parts and consumables business, we are confident the company will be a solid contributor toward achieving our strategic initiative of growing our aftermarket business. NII FPG is an excellent strategic fit with our wood processing product line and we look forward to the value it will create for our customers and our shareholders.”

The forest products business of NII FPG Company has 275 employees worldwide and generated revenue of approximately $81 million for the twelve months ended December 31, 2016.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,300 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the financial and operating performance of NII FPG Company, the benefits of the transaction, and the expected future business and financial performance of the acquired company. Important factors could cause actual results to differ materially from those indicated by such statements, including: our ability to successfully integrate the acquired business and realize anticipated benefits from the transaction, unanticipated disruptions to the business, general economic conditions, and the future performance of the forest products industry and other factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com